Exhibit 10.1

ORCHIDS PAPER PRODUCTS COMPANY
2014 STOCK INCENTIVE PLAN

Effective April 9, 2014

ORCHIDS PAPER PRODUCTS COMPANY
STOCK INCENTIVE PLAN

TABLE OF CONTENTS

PAGE

1.	Purpose of the Plan.		1

2.	Establishment.		1

3.	Definitions.		1
	A.	“Act”	1
	B.	“Award”	1
	C.	“Award Agreement”	1
	D.	“Board”	1
	E.	“Cash-Based Award”	1
	F.	“Cause”	1
	G.	“Change in Control”	2
	H.	“Code”	2
	I.	“Committee”	2
	J.	“Company”	2
	K.	“Disability”	2
	L.	“Fair Market Value”	3
	M.	“Good Reason”	3
	N.	“Incentive Stock Option”	3
	O.	“Non-qualified Stock Option”	3
	P.	“Option”	3
	Q.	“Other Stock-Based Award”	3
	R.	“Parent”	4
	S.	“Participant”	4
	T.	“Plan”	4
	U.	“Public Offering”	4
	V.	“Retirement”	4
	W.	“Stock”	4
	X.	“Stock Appreciation Right”	4
	Y.	“Subsidiary”	4

4.	Stock Subject to the Plan.		5
5.	Administration.		5

6.	Committee.		5

7.	Options.		6
	A.	Type of Option.	6

	B.	Option Prices.	6
	C.	Exercise – Elections and Restrictions.	6
	D.	Option Terms.	7
	E.	Successive Option Grants.	7
	F.	Additional Incentive Stock Option Requirements.	8
	G.	Deferral of Gain on a Non-qualified Stock Option.	8
	H.	Termination of Employment, Service as a Director, or Consulting Arrangement.	8

8.	Stock Appreciation Rights.		9
	A.	Grant Terms.	9
	B.	Exercise Terms.	9
	C.	Limitations.	9
	D.	Termination of Employment, Service as a Director, or Consulting Arrangement.	9
9.	Other Stock-Based Awards and Cash-Based Awards.		10

10.	Performance-Based Awards.		11

11.	Nontransferability of Awards.		11

12.	Adjustments Upon Changes in Capitalization or Corporation Acquisitions.		11

13.	Amendment and Termination.		12

14.	Effectiveness of the Plan.		12

15.	Time of Granting of an Award.		12

16.	Term of Plan.		13

17.	No Right To Continued Employment.		13

18.	Choice of Law.		13

ORCHIDS PAPER PRODUCTS COMPANY
2014 STOCK INCENTIVE PLAN

1.	Purpose of the Plan.

The purpose of the Plan is to provide the Company with a means to assist in recruiting, retaining and rewarding certain employees, directors and consultants and to motivate such individuals to exert their best efforts on behalf of the Company by providing incentives through the granting of Awards. By granting Awards to such individuals, the Company expects that the interests of the recipients will be better aligned with those of the Company.

2.	Establishment.

The Plan supersedes and replaces the Orchids Paper Products Company Stock Incentive Plan previously adopted by the Board on April 14, 2005 (the “Prior Plan”), except that the Prior Plan shall remain in effect with respect to Options and restricted stock grants granted under such Prior Plan until such Awards have been exercised, forfeited, canceled, expired or otherwise terminated in accordance with the terms of such grants. The shares of Stock that have been allocated to the Prior Plan and remain available to satisfy Awards under the Prior Plan are now available to satisfy Awards under the Plan.

3.	Definitions.

Unless the context clearly indicates otherwise, the following capitalized terms shall have the meanings set forth below:

A.	“Act”

means the Securities Exchange Act of 1934, as amended, or any successor thereto.

B.	“Award”

means a grant under the Plan of an Option, Stock Appreciation Right, Cash-Based Award or Other Stock-Based Award.

C.	“Award Agreement”

means an agreement entered into between the Company and a Participant setting forth the terms and provisions applicable to Awards granted under the Plan.

D.	“Board”

means the Board of Directors of the Company.

E.	“Cash-Based Award”

means an Award described in Section 8 as a Cash-Based Award.

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F.	“Cause”

means unless otherwise provided for in an Award Agreement (i) engaging by Participant in willful misconduct which is materially injurious to Company; (ii) conviction of Participant by a court of competent jurisdiction of, or entry of a plea of nolo contendere with respect to a felony; (iii) engaging by Participant in fraud or dishonesty in connection with the business of Company; (iv) Participant’s abuse of or dependency on alcohol or drugs (illicit or otherwise); or (vi) failure to perform the lawful directives of the Board.

G.	“Change in Control”

means (i) the purchase or other acquisition (other than from the Company) by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Act (excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 50% or more of either the then-outstanding shares of common stock of the Company or the combined voting power of the Company’s then-outstanding voting securities entitled to vote generally in the election of directors; (ii) a change in the ownership of all or substantially all of the Company’s assets, which occurs on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 80% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions, or (iii) a reorganization, merger or consolidation, in each case with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of, respectively, the common stock and the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation’s then-outstanding voting securities, or a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company.

H.	“Code”

means the Internal Revenue Code of 1986, as amended, or any successor thereto.

I.	“Committee”

means the committee described in Section 6.

J.	“Company”

means Orchids Paper Products Company, a Delaware corporation.

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K.	“Disability”

means, unless otherwise provided for in the Award Agreement, (i) in the case of a Participant who is an employee of the Company, the Participant qualifying for long-term disability benefits under any long-term disability program sponsored by the Company in which the Participant participates, and (ii) in the case of a director or consultant, the inability of the director or consultant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than 12 months, as determined by the Committee, based upon medical evidence.

L.	“Fair Market Value”

means (i) if there should be a public market for the relevant Stock on the determination date, the arithmetic mean between the high and lows of prices of such Stock as reported on such date on the Composite Tape of the principal national securities exchange or, if applicable, the NASDAQ National Market on which such Stock is listed or admitted to trading, or, if such Stock is not listed or admitted on any national securities exchange or the NASDAQ National Market, the arithmetic mean of the per share closing bid price and per share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted) (“NASDAQ”), or if no sale of such shares shall have been reported on the Composite Tape of any national securities exchange or the NASDAQ National Market or quoted on the NASDAQ on such date, then the immediately preceding date on which sales of such shares have been so reported or quoted shall be used, and (ii) if there should not be a public market for the Stock on such date, the value established by the Committee in good faith.

M.	“Good Reason”

means unless otherwise provided for in an Award Agreement (i) a requirement that Participant permanently relocate to a place of business more than 100 miles from the location of the Company’s principal offices; (ii) a material diminution in Participant’s duties; or (iii) a material diminution or reduction in the Participant’s responsibility or authority (including reporting responsibilities) in connection with the Participant’s employment with the Company.

N.	“Incentive Stock Option”

means a stock option which is an incentive stock option within the meaning of Code Section 422.

O.	“Non-qualified Stock Option”

means a stock option which is not an Incentive Stock Option.

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P.	“Option”

means both an Incentive Stock Option and a Non-Qualified Stock Option.

Q.	“Other Stock-Based Award”

means an Award granted pursuant to Section 9 and described as an Other Stock-Based Award.

R.	“Parent”

means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or such other meaning as may be hereafter ascribed to it in Code Section 424.

S.	“Participant”

means an employee, director or consultant of the Company who is selected by the Committee to receive an Award.

T.	“Plan”

means the Orchids Paper Products Company 2014 Stock Incentive Plan, as amended.

U.	“Public Offering”

means the creation of an active trading market in Common Stock by the sale of Common Stock to the public pursuant to a registration statement under the Securities Act of 1933.

V.	“Retirement”

means unless otherwise provided for in an Award Agreement the Participant’s termination of service with the Company on or after attaining age 65 for reasons other than Cause, Good Reason, death or Disability.

W.	“Stock”

means the common stock of the Company.

X.	“Stock Appreciation Right”

means a stock appreciation right described in Section 8.

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Y.	“Subsidiary”

means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting an Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or such other meaning as may be hereafter ascribed to it in Code Section 424.

4.	Stock Subject to the Plan.

Four hundred thousand (400,000) shares of Stock have been allocated to the Plan and will be reserved to satisfy Awards under the Plan. The total number of shares of Stock allocated under the Plan includes those shares of Stock available and now rolled over from the Prior Plan to this Plan in the amount of one hundred sixty-one thousand four hundred sixteen (161,416). The maximum number of shares of Stock subject to Awards which may be granted during a calendar year to a Participant shall be ten percent (10%) of shares of Stock allocated to the Plan. The maximum aggregate number of shares of Stock subject to Awards which may be allocated to Incentive Stock Options under the Plan shall be one hundred percent (100%) of shares of Stock allocated to the Plan. The Company may, in its discretion, use shares held in the treasury in lieu of authorized but unissued shares. If any Award shall expire or terminate for any reason, the shares subject to the Award shall again be available for the purposes of the Plan. Any shares of Stock which are used by a Participant as full or partial payment to the Company to satisfy a purchase price related to an Award shall again be available for the purposes of the Plan. To the extent any shares subject to an Award are not delivered to a Participant because such shares are used to satisfy an applicable tax-withholding obligation, such withheld shares shall again be available for the purposes of the Plan.

5.	Administration.

The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have plenary authority, in its discretion, to determine the individuals to whom, and the time or times at which, Awards shall be granted and the number of shares, if applicable, to be subject to each Award. In making such determinations, the Committee may take into account the nature of services rendered by the respective individuals, their present and potential contributions to the Company’s success and such other factors as the Committee, in its discretion, shall deem relevant. Subject to the express provisions of the Plan, the Committee shall also have plenary discretionary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award Agreements (which need not be identical) and to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s determinations on the matters referred to in this Section 5 shall be conclusive.

6.	Committee.

The Committee shall be comprised of directors on the compensation committee of the Board of Directors of the Company (“Board of Directors”). The Committee shall consist of not less than two directors who are both non-employee directors of the Company, within the meaning of Rule 16b-3 of the Exchange Act, and “outside directors,” as defined in Treasury Regulations §1.162-27; provided, however, that if at any time any member of the Committee is not an outside director, as so defined, the Committee may establish a subcommittee, consisting of all members who are outside directors, for all purposes of any Award to a Named Executive Officer, unless the Committee determines that such an Award is not intended to qualify for the Performance-Based Exception. The Board may, from time to time, remove members from, or add members to, the Committee. Any vacancies on the Committee shall be filled by members of the Board. The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards to non-Employee Directors. However, the Board shall not have exclusive authority with respect to other aspects of non-Employee Director Awards.

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A majority of its members shall constitute quorum. All determinations of the Committee shall be made by a majority of its members present at any meeting at which there is a quorum. Any decision or determination reduced to writing and signed by all of the members shall as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary, shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable. The Committee may, to the extent permitted by law, delegate its responsibilities and authority hereunder to an officer of the Company.

The Committee shall be appointed by the Board, which may from time to time appoint members of the Committee in substitution for members previously appointed and may fill vacancies, however caused, in the Committee.

7.	Options.

The Committee, in its discretion, may grant Options which are Incentive Stock Options or Non-qualified Stock Options, as evidenced by the Award Agreement, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

A.	Type of Option.

Incentive Stock Options may be granted to any individual classified by the Committee as an employee of the Company, a Parent or a Subsidiary but not to a consultant or other independent contractor. A Non-Qualified Stock Option may be granted to any individual selected by the Committee.

B.	Option Prices.

The purchase price of the Stock under each Incentive Stock Option shall not be less than 100% of the Fair Market Value of the Stock at the time of the granting of the Option; provided that, in the case of a Participant who owns more than 10% of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary, the purchase price of the Stock under each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Stock on the date such Option is granted. The purchase price of the Stock under each Non-qualified Stock Option shall be determined from time to time by the Committee, which need not be uniform for all Participants, and shall not be less than 100% of Fair Market Value.

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C.	Exercise – Elections and Restrictions.

The purchase price for an Option is to be paid in full upon the exercise of the Option, either (i) in cash, (ii) in the discretion of the Committee, by the tender to the Company (either actual or by attestation) of shares of Stock already owned by the Participant for a period of at least six months as of the date of tender and registered in his or her name, having a Fair Market Value equal to the cash exercise price of the Option being exercised, or (iii) in the discretion of the Committee, by any combination of the payment methods specified in clauses (i) and (ii) hereof; provided that, no shares of Stock may be tendered in exercise of an Incentive Stock Option if such shares were acquired by the Participant through the exercise of an Incentive Stock Option unless (a) such shares have been held by the Participant for at least one year and (b) at least two years have elapsed since such prior Incentive Stock Option was granted; and provided further that, unless otherwise specifically provided in an Award Agreement, until such time as a Public Offering shall occur, the only method of payment of the purchase price for an Option shall be cash. The Committee may provide in an Award Agreement that payment in full of the option price need not accompany the written notice of exercise provided that the notice of exercise directs that the certificate or certificates for the shares of Stock for which the Option is exercised be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the Option and, at the time such certificate or certificates are delivered, the broker tenders to the Company cash (or cash equivalents acceptable to the Company) equal to the option price for the shares of Stock purchased pursuant to the exercise of the Option plus the amount (if any) of any withholding obligations on the part of the Company. The proceeds of sale of Stock subject to the Option are to be added to the general funds of the Company or to the shares of the Stock held in its Treasury, and used for its corporate purposes as the Board shall determine.

D.	Option Terms.

The term of each Option shall not be more than ten (10) years from the date of granting thereof or such shorter period as is prescribed in the Award Agreement; provided that, in the case of a Participant who owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary, the term of any Incentive Stock Option shall not be more than five (5) years from the date of granting thereof or such shorter period as prescribed in the Award Agreement. Within such limit, Options will be exercisable at such time or times, and subject to such restrictions and conditions, as the Committee shall, in each instance, approve, which need not be uniform for all Participants. The holder of an Option shall have none of the rights of a shareholder with respect to the shares subject to Option until such shares shall be issued to him or her upon the exercise of his or her Option. Upon exercise of an Option, the Committee shall withhold a sufficient number of shares to satisfy the Company’s minimum required statutory withholding obligations for any taxes incurred as a result of such exercise (based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes); provided that, in lieu of all or part of such withholding, the Participant may pay an equivalent amount of cash to the Company.

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E.	Successive Option Grants.

As determined by the Committee, successive option grants may be made to any Participant under the Plan.

F.	Additional Incentive Stock Option Requirements.

The maximum aggregate Fair Market Value (determined at the time an Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company, a Parent and a Subsidiary) shall not exceed $100,000. A Participant who disposes of Stock acquired upon the exercise of an Incentive Stock Option either (i) within two years after the date of grant of such Incentive Stock Option or (ii) within one year after the transfer of such shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition.

G.	Deferral of Gain on a Non-qualified Stock Option.

In accordance with the terms of the applicable non-qualified deferred compensation plan, if any, in which a Participant is eligible to participate, a Participant may elect to defer any gain realized upon the exercise of a Non-qualified Stock Option. The election to defer the gain must be made in accordance with the applicable non-qualified deferred compensation plan, if any.

H.	Termination of Employment, Service as a Director, or Consulting Arrangement.

The Committee, in its sole discretion, shall set forth in the applicable Award Agreement the extent to which a Participant shall have the right to exercise the Option or Options following termination of his or her employment, service as a director, or consulting arrangement with the Company, a Parent, or its Subsidiaries. Such provisions need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for such termination, including, but not limited to, termination for Cause or Good Reason, or reasons relating to the breach or threatened breach of restrictive covenants. Subject to Section 12, in the event that a Participant’s Award Agreement does not set forth such provisions, the following provisions shall apply:

i.	Retirement, Death or Disability. In the event that a Participant’s employment, service as a director or consulting arrangement with the Company, Parent, or any Subsidiary terminates by reason of Retirement, death or Disability, to the extent that the Option is not exercisable, all shares covered by his or her Options shall immediately become fully vested and exercisable and shall remain exercisable until the earlier of (i) the remainder of the term of the Option, or (ii) 12 months after the date of such termination. In the case of the Participant’s death, the Participant’s beneficiary or estate may exercise the Option.

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ii.	Termination for Cause. In the event that a Participant’s employment, service as a director or consulting arrangement with the Company, Parent, or any Subsidiary terminates for Cause, all Options granted to such Participant shall expire immediately and all rights to purchase shares (vested or nonvested) under the Options shall cease upon such termination.

iii.	Other Termination. In the event that a Participant’s employment, service as a director or consulting arrangement with the Company terminates for any reason other than Retirement, death, Disability, or for Cause, all then vested and exercisable Options shall remain exercisable from the date of such termination until the earlier of (i) the remainder of the term of the Option, or (ii) 90 days after the date of such termination. Such Options shall only be exercisable to the extent that they were exercisable as of such termination date and all unvested Options shall be forfeited. Conversion of a Participant’s employment relationship to a consulting arrangement, or vice versa, shall be treated as a termination of employment or as a consultant, as applicable, for purposes of this Section 7, unless otherwise provided in the Award Agreement.

8.	Stock Appreciation Rights.

A.	Grant Terms.

The Committee may grant a Stock Appreciation Right independent of an Option or in connection with an Option or a portion thereof. A Stock Appreciation Right granted in connection with an Option or a portion thereof shall cover the same shares of Stock covered by the Option, or a lesser number as the Committee may determine. A Stock Appreciation Right shall be subject to the same terms and conditions as an Option, and any additional limitations set forth in this Section 8 or the Award Agreement.

B.	Exercise Terms.

The exercise price per share of Stock of a Stock Appreciation Right shall be an amount determined by the Committee and shall not be less than 100% of Fair Market Value. A Stock Appreciation Right granted independent of an Option shall entitle the Participant upon exercise to a payment from the Company in an amount equal to the excess of the Fair Market Value on the exercise date of a share of Stock over the exercise price per share, times the number of Stock Appreciation Rights exercised. A Stock Appreciation Right granted in connection with an Option shall entitle the Participant to surrender an unexercised Option (or portion thereof) and to receive in exchange an amount equal to the excess of the Fair Market Value on the exercise date of a share of Stock over the exercise price per share for the Option, times the number of shares covered by the Option (or portion thereof) which is surrendered. Payment may be made, in the discretion of the Committee, in (i) Stock, (ii) cash or (iii) any combination of Stock and cash. Cash shall be paid for fractional shares of Stock upon the exercise of a Stock Appreciation Right.

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C.	Limitations.

The Committee may impose such conditions upon the exercisability or transferability of Stock Appreciation Rights as it determines in its sole discretion.

D.	Termination of Employment, Service as a Director, or Consulting Arrangement.

The Committee, in its sole discretion, shall set forth in the applicable Award Agreement the extent to which a Participant shall have the right to exercise the Stock Appreciation Right or Stock Appreciation Rights following termination of his or her employment, service as a director, or consulting arrangement with the Company, a Parent, or its Subsidiaries. Such provisions need not be uniform among all Stock Appreciation Rights issued pursuant to the Plan, and may reflect distinctions based on the reasons for such termination, including, but not limited to, termination for Cause or Good Reason, or reasons relating to the breach or threatened breach of restrictive covenants. Subject to Section 12, in the event that a Participant’s Award Agreement does not set forth such provisions, the following provisions shall apply:

i.	Retirement, Death or Disability. In the event that a Participant’s employment, service as a director or consulting arrangement with the Company, Parent, or any Subsidiary terminates by reason of Retirement, death or Disability, to the extent that the Stock Appreciation Right is not exercisable, all of his or her Stock Appreciation Rights shall immediately become fully vested and exercisable and shall remain exercisable until the earlier of (i) the remainder of the term of the Stock Appreciation Right, or (ii) 12 months after the date of such termination. In the case of the Participant’s death, the Participant’s beneficiary or estate may exercise the Stock Appreciation Right.

ii.	Termination for Cause. In the event that a Participant’s employment, service as a director or consulting arrangement with the Company, Parent, or any Subsidiary terminates for Cause, all Stock Appreciation Rights granted to such Participant shall expire immediately and all rights thereunder shall cease immediately.

iii.	Other Termination. In the event that a Participant’s employment, service as a director or consulting arrangement with the Company terminates for any reason other than Retirement, death, Disability, or for Cause, all then vested and exercisable Stock Appreciation Rights shall remain exercisable from the date of such termination until the earlier of (i) the remainder of the term of the Stock Appreciation Right, or (ii) 90 days after the date of such termination. Such Stock Appreciation Rights shall only be exercisable to the extent that they were exercisable as of such termination date and all unvested Stock Appreciation Rights shall be forfeited. Conversion of a Participant’s employment relationship to a consulting arrangement, or vice versa, shall be treated as a termination of employment or as a consultant, as applicable, for purposes of this Section 8, unless otherwise provided in the Award Agreement.

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9.	Other Stock-Based Awards and Cash-Based Awards.

The Committee may, in its sole discretion, grant Awards of Stock, restricted Stock and other Awards that are valued in whole or in part by reference to the Fair Market Value of Stock. These Awards shall collectively be referred to herein as Other Stock-Based Awards. The Committee may also, in its sole discretion, grant Cash-Based Awards, which shall have a value as may be determined by the Committee. Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, but not limited to, the right to receive one or more shares of Stock (or the cash-equivalent thereof) upon the completion of a specified period of service, the occurrence of an event or the attainment of performance objectives. Other Stock-Based Awards and Cash-Based Awards may be granted with or in addition to other Awards. Subject to the other terms of the Plan, Other Stock-Based Awards and Cash-Based Awards may be granted to such Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee and set forth in an Award Agreement.

10.	Performance-Based Awards.

To the extent applicable, the Committee may, in its sole and absolute discretion, determine that certain Other Stock-Based Awards and/or Cash-Based Awards should be subject to such requirements so that they are deductible by the Company under Code Section 162(m). If the Committee so determines, such Awards shall be considered Performance-Based Awards subject to the terms of this Section 10, as provided in the Award Agreement. A Performance-Based Award shall be granted by the Committee in a manner to satisfy the requirements of Code Section 162(m) and the regulations thereunder. The performance measures to be used for purposes of a Performance-Based Award shall be chosen by the Committee, in its sole and absolute discretion, from among the following: earnings per share of Stock; book value per share of Stock; net income (before or after taxes); operating income; return on invested capital, assets or equity; cash flow return on investments which equals net cash flows divided by owners’ equity; earnings before interest or taxes; gross revenues or revenue growth; market share; expense management; improvements in capital structure; profit margins; Stock price; total shareholder return; free cash flow; or working capital. The performance measures may relate to the Company, a Parent, a Subsidiary, or one or more units of such an entity.

The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to an Award and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. The Committee shall have the discretion to adjust Performance-Based Awards downward.

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11.	Nontransferability of Awards.

Unless otherwise determined by the Committee and expressly set forth in an Award Agreement, an Award granted under the Plan shall, by its terms, be non-transferable otherwise than by will or the laws or descent and distribution and an Award may be exercised, if applicable, during the lifetime of the Participant thereof, only by the Participant or his or her guardian or legal representative. Notwithstanding the above, the Committee may not provide in an Award Agreement that an Incentive Stock Option is transferable.

12.	Adjustments Upon Changes in Capitalization or Corporation Acquisitions.

Notwithstanding any other provisions of the Plan, the Award Agreements may contain such provisions as the Committee shall determine to be appropriate for the adjustment of the number and class of shares subject to each outstanding Award and the exercise prices, if applicable, in the event of changes in the outstanding Stock by reason of stock dividends, recapitalization, mergers, consolidations, split-ups, combinations or exchanges of shares and the like, and, in the event of any such change in the outstanding Stock, the aggregate number and class of shares available under the Plan and the maximum number of shares as to which Awards may be granted to an individual shall be appropriately adjusted by the Committee, whose determination shall be conclusive. In the event the Company, a Parent or a Subsidiary enters into a transaction described in Section 424(a) of the Code with any other corporation, the Committee may grant options to employees or former employees of such corporation in substitution of options previously granted to them upon such terms and conditions as shall be necessary to qualify such grant as a substitution described in Section 424(a) of the Code.

In the event of a Change in Control, notwithstanding any other provisions of the Plan or an Award Agreement to the contrary, the Committee may, in its sole discretion, provide for:

(1)               Accelerated vesting of any outstanding Awards that are otherwise unexercisable or unvested as of the date selected by the Committee;

(2)               Issuance of substitute Awards to substantially preserve the terms of any Awards previously granted under the Plan.

13.	Amendment and Termination.

The Board may at any time terminate the Plan, or make such modifications to the Plan as it shall deem advisable; provided, however, that the Board may not, without further approval by the holders of Stock, increase the maximum number of shares as to which Awards may be granted under the Plan (except under the anti-dilution provisions of Section 13), or change the class of employees to whom Incentive Stock Options may be granted, or withdraw the authority to administer the Plan from a committee whose members satisfy the requirements of Section 6. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted, adversely affect the rights of such Participant under such Award.

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14.	Effectiveness of the Plan.

The Plan shall become effective upon adoption by the Board subject, however, to its further approval by the shareholders of the Company given within twelve (12) months of the date the Plan is adopted by the Board at a regular meeting of the shareholders or at a special meeting duly called and held for such purpose. Grants of Awards may be made prior to such shareholder approval but all Award grants made prior to shareholder approval shall be subject to the obtaining of such approval and if such approval is not obtained, such Awards shall not be effective for any purpose.

15.	Time of Granting of an Award.

An Award grant under the Plan shall be deemed to be made on the date on which the Committee, by formal action of its members duly recorded in the records thereof, makes an Award to a Participant (but in no event prior to the adoption of the Plan by the Board); provided that, such Award is evidenced by a written Award Agreement duly executed on behalf of the Company and on behalf of the Participant within a reasonable time after the date of the Committee action.

16.	Term of Plan.

This Plan shall terminate ten (10) years after the date on which it is approved and adopted by the Board and no Award shall be granted hereunder after the expiration of such ten-year period. Awards outstanding at the termination of the Plan shall continue in accordance with their terms and shall not be affected by such termination.

17.	No Right To Continued Employment.

Nothing in the Plan or in any Award granted pursuant to the Plan shall confer on any individual any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate his or her employment at any time.

18.	Choice of Law.

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of law.

* * *

The foregoing Plan was approved and adopted by the stockholders of Orchids Paper Products Company on April 9, 2014.

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